INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2021
RECENTLY SIGNED DEAL ADDS TO MOMENTUM

WILMINGTON, DE. - August 5, 2021 - InterDigital, Inc. (NASDAQ:IDCC), a mobile and video technology research and development company, today announced results for the quarter ended June 30, 2021.
Second Quarter 2021 Financial Highlights
•Recurring revenue was $78.1 million, compared to recurring revenue of $85.2 million in second quarter 2020. Total revenue was $87.7 million, compared to $104.5 million in second quarter 2020. As previously disclosed, second quarter 2020 included recurring revenue from a handset manufacturer that has since exited the business, and non-current patent royalties from a fixed-fee patent license agreement. Second quarter 2021 revenue did not include any impact from the company's recently announced agreement with Xiaomi which was executed in third quarter 2021.
•Operating expenses were $90.9 million, compared to $72.6 million in second quarter 2020. The increase was primarily driven by non-recurring charges of $15.2 million, substantially related to the company's recently announced restructuring plans.
•Operating income (loss) decreased to a loss of $3.1 million, compared to income of $31.9 million in second quarter 2020.
•Net income1 was $1.6 million, or $0.05 per diluted share, compared to net income of $22.3 million, or $0.72 per diluted share, in second quarter 2020.
“I am pleased with the team’s strong focus on execution during the quarter, which led to the recent signing of our long-term agreement with Xiaomi, one of the largest smartphone vendors worldwide. This agreement, along with the recent verdict from the UK’s High Court that Lenovo has infringed one of the company’s patents, reinforces both our technology leadership and the strengths of our patent portfolio” said Liren Chen, President and CEO of InterDigital. “With Xiaomi coming on board as a new licensee, and the continued efforts to license additional companies, we now have 55% of the worldwide smartphone market under license and are well positioned for continued growth.”
Additional Highlights

•The company used $27.3 million of cash in operating activities, compared to $69.8 million cash provided by operating activities in second quarter 2020, and used $38.4 million of free cash flow2, compared to generating $60.0 million in second quarter 2020. These changes were primarily driven by timing of collections under fixed-fee agreements. Cash and cash equivalents, restricted cash and short-term investments totaled $837.7 million on June 30, 2021.
•The company repurchased $5.4 million, or 0.1 million shares, during second quarter 2021.

Conference Call Information
InterDigital will host a conference call on Thursday, August 5th, 2021 at 10:00 a.m. ET to discuss its second quarter 2021 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, dial (866) 269-4260 within the United States or +1 (323) 289-6581 from other locations. Please call by 9:50 a.m. ET on August 5th and give the operator conference ID number 8536688.
An Internet replay of the conference call will be available on InterDigital’s website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET on August 5th through 1:00 p.m. ET on August 10th. To access the recorded replay, call (888) 203-1112 or +1 (719) 457-0820 and use the replay code 8536688.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on NASDAQ.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that we will continue to be able to execute strongly on our business during the ongoing COVID-19 pandemic. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “see,” and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (ix) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (x) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (xi) the timing and impact of potential administrative and legislative matters; (xii) changes or inaccuracies in market projections; (xiii) the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; and (ix) changes in our business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company’s ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. InterDigital defines “free cash flow” as net cash used in operating activities less purchases of property and equipment and capitalized patent costs. InterDigital’s computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of free cash flow, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
REVENUES:
Variable patent royalty revenue	$7,323	$4,597	$14,419	$10,543
Fixed-fee royalty revenue	69,296	77,338	138,592	143,685
Current patent royalties	76,619	81,935	153,011	154,228
Non-current patent royalties	9,586	19,249	13,367	19,954
Total patent royalties	86,205	101,184	166,378	174,182
Current technology solutions revenue	1,530	3,314	3,720	6,526
Total Revenue	$87,735	$104,498	$170,098	$180,708

OPERATING EXPENSES:
Patent administration and licensing	40,970	38,695	77,544	78,803
Development	21,870	22,092	44,453	40,910
Selling, general and administrative	14,799	11,794	26,016	24,397
Restructuring activities	13,245	—	13,245	—
Total Operating expenses	90,884	72,581	161,258	144,110

Income (loss) from operations	(3,149)	31,917	8,840	36,598

INTEREST EXPENSE	(6,666)	(9,971)	(13,656)	(20,516)
OTHER INCOME, NET	3,039	3,789	3,763	9,812
Income (loss) before income taxes	(6,776)	25,735	(1,053)	25,894
INCOME TAX PROVISION	(21)	(5,144)	(1,786)	(6,964)
NET INCOME (LOSS)	$(6,797)	$20,591	$(2,839)	$18,930
Net loss attributable to noncontrolling interest	(8,415)	(1,660)	(10,028)	(3,437)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$1,618	$22,251	$7,189	$22,367
NET INCOME PER COMMON SHARE — BASIC	$0.05	$0.72	$0.23	$0.73
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	30,804	30,757	30,820	30,740
NET INCOME PER COMMON SHARE — DILUTED	$0.05	$0.72	$0.23	$0.72
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	31,189	31,045	31,192	30,982
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35	$0.70	$0.70

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Income before income taxes	$(6,776)	$25,735	$(1,053)	$25,894
Taxes paid	(465)	(11,560)	(4,793)	(13,788)
Non-cash expenses	35,557	29,847	59,390	50,146
Change in deferred revenue	(63,230)	16,829	(86,659)	(22,683)
Increase (decrease) in operating working capital, deferred charges and other	7,655	8,904	(3,986)	3,301
Purchases of property and equipment and capitalized patent costs	(11,176)	(9,761)	(21,165)	(17,620)
FREE CASH FLOW [2]	(38,435)	59,994	(58,266)	25,250

Long-term investments	—	—	(1,091)	—
Non-controlling interest distribution	—	—	(1,109)	—
Dividends paid	(10,739)	(10,762)	(21,525)	(21,509)
Taxes withheld upon restricted stock unit vestings	(711)	(755)	(3,673)	(1,480)
Payments on long-term debt	—	—	—	(94,909)
Repurchase of common stock	(5,391)	—	(11,141)	(349)
Net proceeds from exercise of stock options	3,632	1,014	4,369	1,792
Unrealized gain (loss) on short-term investments	(115)	1,909	(675)	1,135
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND SHORT-TERM INVESTMENTS	$(51,759)	$51,400	$(93,111)	$(90,070)

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	JUNE 30, 2021	DECEMBER 31, 2020
ASSETS
Cash, cash equivalents and short-term investments	$835,903	$926,647
Accounts receivable, net	12,003	16,008
Prepaid and other current assets	74,797	59,894
Property & equipment and patents, net	396,152	434,973
Other long-term assets, net	178,228	178,753
TOTAL ASSETS	$1,497,083	$1,616,275
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities, taxes payable & dividends payable	$75,322	$75,827
Current deferred revenue	158,899	219,935
Long-term deferred revenue	82,446	108,069
Long-term debt & other long-term liabilities	464,171	415,878
TOTAL LIABILITIES	780,838	819,709
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	704,185	773,369
Noncontrolling interest	12,060	23,197
TOTAL EQUITY	716,245	796,566
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,497,083	$1,616,275

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure (in thousands):

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(27,259)	$69,755	$(37,101)	$42,870
Purchases of property and equipment	(550)	(2,168)	(937)	(3,771)
Capitalized patent costs	(10,626)	(7,593)	(20,228)	(13,849)
Free cash flow	$(38,435)	$59,994	$(58,266)	$25,250

CONTACT:	InterDigital, Inc.
Tiziana Figliolia
Email: tiziana.figliolia@interdigital.com
+1 (302) 300-1857